Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of SpringBig Holdings, Inc. on Post-Effective Amendment No. 2 to Form S-1 (File No. 333-266138) of our report dated March 28, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of SpringBig Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases due to the adoption of ASU No. 2016-02, Leases (Topic
842), as amended, effective January 1, 2022, using the modified retrospective method.

/s/ Marcum LLP

Marcum LLP
Fort Lauderdale, Florida
February 14, 2024